Omada Health Reports Third Quarter 2026 Results
•Quarterly Revenue of $91 million and All-Time High Total Members of 1.1 million
•Revenue Grew 34% and Total Members Increased 36% Year over Year
•Raises Full Year 2026 Financial Outlook

SAN FRANCISCO - November 5, 2026 - Omada Health, Inc. (Nasdaq: OMDA), the virtual between-visit healthcare provider, today reported financial results for the third quarter ended September 30, 2026.

Financial Highlights
•Revenue of $91 million, compared with total revenue of $68 million in Q3 2025
•Gross margin of 76% in the third quarter, up from 66% in Q3 2025
•Non-GAAP gross margin of 78% in the third quarter, up from 68% in Q3 2025
•Net income of $7 million in the third quarter, compared with a net loss of $3 million in Q3 2025
•Adjusted EBITDA of $12 million in the third quarter, compared with Adjusted EBITDA of $2 million in Q3 2025
•Trailing 12-month revenue per Total Member grew approximately 5% year over year to $294
•Cash and cash equivalents of $243 million

Please see the non-GAAP Financial Measures section below and reconciliations of GAAP to non-GAAP measures at the end of this press release.

Operational Highlights
•Total Members reached 1.1 million, increasing 36% year over year, reflecting continued demand across Omada Health's integrated cardiometabolic care platform and strong enrollment momentum across diabetes and hypertension programs.
•Average member tenure grew 10% year over year to approximately 2 years and 4 months, which is roughly an additional 2.5 months in program.

“Omada Health delivered its strongest quarter yet, with revenue growing 34% year over year, Total Members increasing 36% and a GAAP gross margin of 76%,” said Sean Duffy, co-founder and CEO of Omada Health. “Our diabetes and hypertension programs led that growth, and average tenure in our programs reached a record of roughly two years and four months. That gives members more time to build lasting habits and the confidence to manage their health.”

Financial Outlook

For the year ending December 31, 2026, Omada Health expects:
•Revenue in the range of $344 million to $346 million, up from prior guidance of $334 million to $340 million, with the midpoint representing approximately 33% growth compared with 2025.
•Adjusted EBITDA in the range of $32 million to $34 million, up from prior guidance of $21 million to $27 million, with the midpoint representing an improvement of approximately $27 million, or roughly five and a half times, compared with 2025.

We have not provided an outlook for net income (loss) (GAAP) or a reconciliation of expected Adjusted EBITDA to net income (loss) (GAAP) because net income (loss) (GAAP) on a forward-looking basis is not available without unreasonable effort due to the potential variability and complexity of the items that are excluded from Adjusted EBITDA, such as loss on debt extinguishment; provision for income taxes; depreciation and amortization; share-based compensation; change in fair value of warrant liabilities; amortization of intangible assets; and loss on disposal of property and equipment.

Conference Call
Omada Health will host a conference call at 1:30 p.m. PT/4:30 p.m. ET today, November 5, 2026, during which management will discuss third quarter 2026 results.

A live audio webcast of the call will be available online at https://investors.omadahealth.com. A replay will be available shortly after the conclusion of the call at the same link and will remain accessible for approximately 12 months.

Those participating via conference call can preregister using the following link:
https://register-conf.media-server.com/register/BIcb6fa0e5bd8d4b91a30bc5b4de7e5fb8

About Omada Health
Omada Health (Nasdaq: OMDA) is reverse engineering the way healthcare is delivered in America, putting the space between doctor visits–where health is won or lost–at the center of care. Today's healthcare system poorly serves chronic conditions that require ongoing support outside of the exam room, like obesity, diabetes, hypertension, cholesterol, and musculoskeletal conditions. Omada Health’s virtual-first model combines human-led care teams, connected devices, and AI-enabled technology to deliver personalized care at scale, including support for GLP-1 therapy. Omada Health has served more than two million members since launch across 2,000+ employers, health plans, pharmacy benefit managers, and health systems. Learn more at omadahealth.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements contained in this press release include, but are not limited to, statements we make regarding our ability to deliver profitable growth, business trends, growth prospects and future financial and operating results, and our financial outlook.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, macroeconomic and industry conditions and other factors. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, the following: our limited operating history and ability to manage our growth effectively; our history of net losses and ability to maintain profitability; the ability of our programs to achieve and maintain market acceptance; changes in the healthcare industry and competition; the growth and success of our customers and channel partners; the number of individuals covered by our programs and the number of our programs covered by our customers; the level of member engagement in our programs; our ability to maintain and grow customer and channel partner relationships; concentration of a substantial portion of our sales among a limited number of customers and channel partners; our ability to attract new customers and channel partners and increase member enrollment from existing and new customers and channel partners; our ability to increase the size of our organization; our dependence on a limited number of third-party suppliers; the impact of seasonality on our financial results; our ability to achieve widespread brand awareness and the impact of any negative media coverage; our ability to develop and release new programs and services; cybersecurity threats; our dependence on the interoperability of our programs and connected devices with third-party devices, operating systems and applications; economic uncertainties or downturns in the general economy or the industries in which we or our customers or channel partners operate; changes in laws or regulations or the implementation of existing laws and regulations; compliance with privacy and security laws and regulations; our and our affiliated professional entities’ compliance with healthcare regulatory laws; any modification in U.S. Food and Drug Administration enforcement policies; our dependence on our relationships with affiliated professional entities; and other risk factors identified in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, which is being filed at or around the date hereof.

All forward-looking statements in this press release are based only on information currently available to us and speak only as of the date on which they are made. We undertake no obligation to publicly update, revise, or correct any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required under applicable law.

Investor Relations Contact:
Craig Gracey
ir@omadahealth.com

Media Contact:
Rose Ramseth
press@omadahealth.com

Omada Health, Inc.
Consolidated Balance Sheets
(in thousands, except per-share amounts)
(unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$243,151	$222,036
Accounts receivable, net (1)	48,193	34,585
Inventory	4,880	4,486
Deferred commissions, current	3,951	3,539
Prepaid expenses and other current assets (2)	14,887	8,288
Total current assets	315,062	272,934
Property and equipment, net	9,738	7,942
Deferred commissions, non-current	8,984	8,711
Intangible assets, net	1,097	2,414
Goodwill	13,240	13,240
Other assets	417	165
Total assets	$348,538	$305,406

Liabilities and stockholders’ equity
Current liabilities
Accounts payable (3)	$8,385	$10,276
Accrued expenses and other current liabilities (4)	41,159	40,392
Deferred revenue (5)	25,835	25,058
Total current liabilities	75,379	75,726
Other liabilities, non-current	-	-
Total liabilities	75,379	75,726
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value per share; 750,000 and 750,000 shares authorized as of September 30, 2026 and December 31, 2025, respectively; 61,996 and 58,429 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	62	58
Additional paid-in capital	720,966	686,366
Accumulated deficit	(447,869)	(456,744)
Total stockholders’ equity	273,159	229,680
Total liabilities and stockholders’ equity	$348,538	$305,406
(1)Includes amounts from a related party of $29.0 million and $22.8 million as of September 30, 2026 and December 31, 2025, respectively.
(2)Includes amounts from a related party of $0.4 million and $0.3 million as of September 30, 2026 and December 31, 2025, respectively.
(3)Includes amounts from a related party of $1.1 million and $1.0 million as of September 30, 2026 and December 31, 2025, respectively.
(4)Includes amounts from a related party of $4.2 million and $4.9 million as of September 30, 2026 and December 31, 2025, respectively.
(5)Includes amounts from a related party of $19.2 million and $18.8 million as of September 30, 2026 and December 31, 2025, respectively.

Omada Health, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per-share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Services (1)	$85,106	$62,936	$235,392	$169,392
Hardware (2)	6,200	5,094	21,797	14,972
Total revenue	91,306	68,030	257,189	184,364
Cost of revenue
Services (3)	13,174	12,654	41,232	38,071
Hardware	8,850	10,305	34,195	29,016
Total cost of revenue	22,024	22,959	75,427	67,087
Gross profit	69,282	45,071	181,762	117,277
Operating expenses
Research and development (4)	15,271	10,301	42,593	29,131
Sales and marketing (5)	29,107	22,943	85,782	65,431
General and administrative (6)	20,084	14,340	49,799	37,968
Total operating expenses	64,462	47,584	178,174	132,530
Operating income (loss)	4,820	(2,513)	3,588	(15,253)
Other income (expense), net
Interest expense	(262)	(353)	(294)	(2,521)
Interest income	1,993	2,009	5,581	3,414
Loss on debt extinguishment	-	(2,109)	-	(2,109)
Change in fair value of warrant liabilities	-	(212)	-	(1,468)
Total other income (expense), net	1,731	(665)	5,287	(2,684)
Income (loss) before provision for income taxes	6,551	(3,178)	8,875	(17,937)
Provision for income taxes	-	-	-	-
Net income (loss) and comprehensive income (loss)	$6,551	$(3,178)	$8,875	$(17,937)

Net income (loss) per share
Basic	$0.11	$(0.06)	$0.15	$(0.61)
Diluted	$0.10	$(0.06)	$0.14	$(0.61)

Weighted-average shares outstanding
Basic	61,499	57,658	60,045	29,421
Diluted	67,121	57,658	64,561	29,421
(1)Includes amounts from a related party of $53.7 million and $41.8 million for the three months ended September 30, 2026 and 2025, respectively and $151.1 million and $108.2 million for the nine months ended September 30, 2026 and 2025, respectively.
(2)Includes amounts from a related party of $4.0 million and $3.0 million for the three months ended September 30, 2026 and 2025, respectively and $13.9 million and $9.0 million for the nine months ended September 30, 2026 and 2025, respectively.
(3)Includes amounts from a related party of $1.4 million and $1.4 million for the three months ended September 30, 2026 and 2025, respectively and $4.1 million and $3.8 million for the nine months ended September 30, 2026 and 2025, respectively.
(4)Includes amounts from a related party of $0.9 million and $0.6 million for the three months ended September 30, 2026 and 2025, respectively and $2.4 million and $1.6 million for the nine months ended September 30, 2026 and 2025, respectively.
(5)Includes amounts from a related party of $8.7 million and $7.1 million for the three months ended September 30, 2026 and 2025, respectively and $25.6 million and $19.3 million for the nine months ended September 30, 2026 and 2025, respectively.
(6)Includes amounts from a related party of $0.4 million and $0.4 million for the three months ended September 30, 2026 and 2025, respectively and $1.4 million and $1.1 million for the nine months ended September 30, 2026 and 2025, respectively.

Omada Health, Inc.
Share-based Compensation Summary
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Services cost of revenue	$121	$33	$284	$104
Research and development	$1,053	611	$2,784	1,634
Sales and marketing	$2,058	1,049	$5,534	2,663
General and administrative	$2,619	1,843	$7,089	4,809
Total share-based compensation expense	$5,851	$3,536	$15,691	$9,210

Omada Health, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating activities
Net income (loss)	$8,875	$(17,937)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	4,770	4,044
Share-based compensation	15,691	9,210
Loss on debt extinguishment	-	2,109
Loss on disposal of property and equipment	54	2
Amortization of debt issuance costs	-	285
Non-cash operating lease expense	-	447
Change in fair value of warrant liabilities	-	1,468
Provision for credit losses (1)	2,316	1,485
Amortization of deferred commissions	2,898	2,467
Changes in operating assets and liabilities
Accounts receivable (2)	(15,924)	(19,514)
Inventory	(394)	148
Prepaid expenses and other current assets (3)	(6,599)	(1,570)
Deferred commissions	(3,583)	(2,319)
Other non-current assets	(252)	181
Accounts payable (4)	(2,083)	1,373
Operating lease liabilities	-	(415)
Accrued expenses and other current liabilities (5)	767	7,782
Deferred revenue (6)	777	7,627
Other non-current liabilities	-	-
Net cash provided by (used in) operating activities	7,313	(3,127)

Investing activities
Purchases of property and equipment	(342)	(1,123)
Capitalized internal-use software costs	(4,512)	(3,363)
Net cash used in investing activities	(4,854)	(4,486)

Financing activities
Proceeds from exercise of stock options	19,984	5,993
Taxes paid related to net share settlement of equity awards	(1,328)	-
Payment of deferred offering costs	-	(4,284)
Repayment of debt principal	-	(30,963)
Payment of debt extinguishment costs	-	(1,430)
Proceeds from initial public offering, net of underwriting discounts and commissions	-	160,532
Net cash provided by financing activities	18,656	129,848

Net increase in cash and cash equivalents	21,115	122,235
Cash and cash equivalents at beginning of period	222,036	76,392
Cash and cash equivalents at end of period	$243,151	$198,627
(1)Includes changes in related party balances of $1.4 million and $0.5 million for the nine months ended September 30, 2026 and 2025, respectively.
(2)Includes changes in related party balances of $7.7 million and $15.6 million for the nine months ended September 30, 2026 and 2025, respectively.
(3)Includes changes in related party balances of less than $0.1 million and $0 for the nine months ended September 30, 2026 and 2025, respectively.
(4)Includes changes in related party balances of $0.1 million and $0 for the nine months ended September 30, 2026 and 2025, respectively.
(5)Includes changes in related party balances of $0.7 million and $3.0 million for the nine months ended September 30, 2026 and 2025, respectively.
(6)Includes changes in related party balances of $0.4 million and $7.1 million for the nine months ended September 30, 2026 and 2025, respectively.

Non-GAAP Financial Measures

We use certain financial measures not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) to supplement the financial information in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We define non-GAAP gross profit and non-GAAP gross margin as gross profit and gross margin, excluding share-based compensation expense, amortization of intangible assets, and depreciation and amortization.

We define adjusted EBITDA as net income (loss) and comprehensive income (loss) reported on our consolidated statements of operations, excluding the impact of interest expense, interest income, change in fair value of warrant liabilities, loss on debt extinguishment, provision for income taxes, share-based compensation expense, amortization of intangible assets, depreciation and amortization, and loss on disposal of property and equipment.

Free cash flow is net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs.

We believe these non-GAAP financial measures, when taken collectively with GAAP financial information, are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making. However, there are a number of limitations related to the use of non-GAAP financial measures. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Metric

Total Members: A member is a person who is enrolled in one of our virtual care programs and that generated a billing event in the preceding 12 months. We believe growth in the number of members is a key indicator of the performance of our business for both investors and management as we monitor the performance of our business, as members primarily drive services revenue. The number of members depends, in part, on our ability to successfully market our services to new customers and channel partners, our ability to sell additional programs to existing customers and channel partners, and our ability to promote awareness of our programs among covered individuals and to encourage their enrollment.

Reconciliation of GAAP to Non-GAAP Financial Measures

The following tables reconcile to the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Omada Health, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures - Adjusted EBITDA

(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in thousands, except percentages)
GAAP net income (loss) and comprehensive income (loss)	$6,551	$(3,178)	$8,875	$(17,937)
Add:
Interest expense	262	353	294	2,521
Interest income	(1,993)	(2,009)	(5,581)	(3,414)
Change in fair value of warrant liabilities	—	212	—	1,468
Loss on debt extinguishment	—	2,109	—	2,109
Provision for income taxes	—	—	—	—
Share-based compensation expense	5,851	3,536	15,691	9,210
Amortization of intangible assets	439	439	1,317	1,411
Depreciation and amortization(1)	1,242	920	3,453	2,633
Loss on disposal of property and equipment	27	1	54	3
Adjusted EBITDA	$12,379	$2,383	$24,103	$(1,996)
GAAP net income (loss) and comprehensive income (loss) margin (as a percentage of revenue)	7%	(5)%	3%	(10)%
Adjusted EBITDA margin (as a percentage of revenue)	14%	4%	9%	(1)%
(1) Depreciation and amortization includes depreciation of property and equipment and amortization of capitalized internal-use software costs

Omada Health, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(in thousands, except percentages)
GAAP gross profit	$69,282	$45,071	$181,762	$117,277
Add:
Share-based compensation expense	121	33	284	104
Amortization of intangible assets	439	439	1,317	1,317
Depreciation and amortization(1)	1,138	839	3,169	2,366
Non-GAAP gross profit	70,980	46,382	186,532	121,064
GAAP gross margin (as a percentage of revenue)	76%	66%	71%	64%
Non-GAAP gross margin (as a percentage of revenue)	78%	68%	73%	66%
(1) Depreciation and amortization includes depreciation of property and equipment and amortization of capitalized internal-use software costs

GAAP Research and development expense	$15,271	$10,301	$42,593	$29,131
Less:
Share-based compensation expense	1,053	611	2,784	1,634
Depreciation and amortization (1)	38	23	103	61
Non-GAAP research and development expense	$14,180	$9,667	$39,706	$27,436
Non-GAAP research and development expense (as a % of revenue)	16%	14%	15%	15%

GAAP Sales and marketing expense	$29,107	$22,943	$85,782	$65,431
Less:
Share-based compensation expense	2,058	1,049	5,534	2,663
Amortization of intangible assets	—	—	—	94
Depreciation and amortization (1)	40	31	112	87
Non-GAAP sales and marketing expense	$27,009	$21,863	$80,136	$62,587
Non-GAAP sales and marketing expense (as a % of revenue)	30%	32%	31%	34%

GAAP General and administrative expense	$20,084	$14,340	$49,799	$37,968
Less:
Share-based compensation expense	2,619	1,843	7,089	4,809
Depreciation and amortization (1)	26	27	69	119
Loss on disposal of property and equipment	27	1	54	3
Non-GAAP general and administrative expense	$17,412	$12,469	$42,587	$33,037
Non-GAAP general and administrative expense (as a % of revenue)	19%	18%	17%	18%

GAAP operating expenses	$64,462	$47,584	$178,174	$132,530
Less:
Share-based compensation expense	5,730	3,503	15,407	9,106
Amortization of intangible assets	—	—	—	94
Depreciation and amortization(1)	104	81	284	267
Loss on disposal of property and equipment	27	1	54	3
Non-GAAP operating expenses	$58,601	$43,999	$162,429	$123,060
GAAP operating expenses margin (as a percentage of revenue)	71%	70%	69%	72%
Non-GAAP operating expenses margin (as a percentage of revenue)	64%	65%	63%	67%
(1) Depreciation and amortization includes depreciation of property and equipment and amortization of capitalized internal-use software costs

Omada Health, Inc.
Reconciliation of GAAP Net Cash Provided by (Used in) Operating Activities to Free Cash Flow

(in thousands)
(unaudited)
	Nine Months Ended September 30,
	2026	2025
Net cash provided by (used in) operating activities	$7,313	$(3,127)
Purchases of property and equipment	(342)	(1,123)
Capitalized internal-use software costs	(4,512)	(3,363)
Free Cash Flow	$2,459	$(7,613)
Other cash flow components:
Net cash used in investing activities	$(4,854)	$(4,486)
Net cash provided by financing activities	$18,656	$129,848